UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 3, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: July 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through July 5, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Investor Communications

1.              First I would like to say thank you for the transparency!  I love this format of communicating with current and prospective shareholders. Has there been any consideration to sending the monthly letters out to interested investors/analysts in an email format or a feed?

Thanks for your positive comments. Yes, we maintain an e-mail distribution list to notify interested investors and analysts that we’ve published each month’s Q&A. If you’d like to sign up, please send a note to investors@morningstar.com.

2.              I would like to comment that your company is truly a breath of fresh air.  In all the years I have worked in the financial services industry I can only think of a small handful that take shareholder communication so seriously.  I also appreciate what some might consider a lack of transparency in regards to quarterly and annual earnings guidance.  I hope that as Morningstar grows as a company that pressure from the analyst community will not change your stance on future guidance.  All I ask as a shareholder is that you not break trust with us in regards to how you handle the investment we have made in the company.

Thanks for your kind words. We take our responsibilities to shareholders seriously and try to live up to the trust you’ve placed in us. Although our policy of not providing earnings guidance puts us in the minority, more companies have been shifting away from providing quarterly earnings guidance. If this trend continues, we’d expect to see less of the pressure from the analyst community that you mentioned.

Competition and Market Size

3.              My second question is in regards to our competition.  Could you please describe in greater detail the competition we face in the each of the company’s segments (or please reference pgs, etc in SEC filings where you feel you have given a complete answer)?  What are the biggest obstacles we will have to face in order to gain additional market share in each of our segments? In the advisor segment the annual report indicates we reach 210,000 Advisors.  Do you consider this segment more to be in a more mature growth stage in terms of market share?

Our 10-K report is a good starting point for reading about our competition. We’d suggest referring to pages 7, 10, 12, and 17 of the online version of our 2006 10-K. The first three of these pages include a discussion of our primary competitors within each business segment and the last page cited describes our description of key competitors company-wide.

In the 10-K, we identified our largest competitors as Lipper (part of Reuters), Standard & Poor’s (a division of McGraw-Hill), and Thomson Financial Services (part of Thomson Corporation). We also have a number of smaller competitors in each of our three business segments. In the Individual business segment, our competitors include the personal finance Web sites of AOL Money & Finance, CNN Money, Google Finance, MarketWatch, MSN Money, The Motley Fool, SmartMoney.com, The Street.com, The Wall Street Journal Online, and Yahoo! Finance. Our print publications compete with Agora Publishing, Forbes, The Motley Fool, Phillips Investment Resources, and Value Line. We consider our primary competitors in the Advisor segment Standard & Poor’s, SunGard, and Thomson Financial Services. For Morningstar Managed Portfolios, our primary competitors are AssetMark, Brinker Capital, Envestnet PMC, Fundquest, and SEI Investments.

We also identified several competitors within our Institutional segment, which vary by product. For Licensed Data and Investment Profiles & Guides, our primary competitors are FactSet Research Systems, Lipper, Standard & Poor’s, and Thomson Financial. For Morningstar Direct, our primary competitors are eVestment Alliance, Informa, Lipper, Strategic Insight, and Zephyr Management. Our Investment Consulting business competes primarily with Lipper, Standard & Poor’s, and Wilshire, as well as some smaller competitors in the retirement consulting business. In the retirement advice and managed retirement account market, we compete primarily with Financial Engines and Promanage.

As far as obstacles to gaining market share, one factor we discussed in the 10-K is our relatively small size compared with our competitors. As a result, many of our competitors have greater financial resources to invest in product development, sales and marketing, product support, programming, investment analysis, and product advertising. We think gaining market share depends on different factors for each product, and therefore we try to push different levers depending on the needs of the market we’re targeting. For example, we believe that individual investors tend to be more price sensitive, so we’ve chosen to price our Premium Membership service on Morningstar.com at a low enough level (currently $145 per year) to make it affordable to a large number of investors.

As you mentioned, we currently have a good amount of market penetration within the Advisor segment. As of year-end 2006, we reached about 210,000 financial advisors out of an estimated market size of roughly 840,000 advisors globally. Although we have a strong presence in the U.S. advisor market, we believe we have an opportunity to continue increasing our revenue per advisor and continue to expand our reach outside of the United States. We think it’s fair to describe this segment of our business as more mature, but we still see untapped needs and markets within the advisor segment that we believe we’re well-positioned to fill.

Capital Expenditures

4.              Third, Do you foresee any major investments that will need to be made in the near future that would increase cap ex. spending?

We mentioned in our first quarter 10-Q that we anticipate that our capital expenditures in 2007 will be approximately $8 million, primarily for computer hardware to support our technology platforms and the build-out of new office space for our non-U.S. operations. In addition, we may spend up to $6 million in capital expenditures for the build-out of our new corporate headquarters in Chicago, depending on construction progress.

Morningstar Equity Research

5.              Fourth, In the last annual report you mentioned the settlements related to research and that you we not able to give us any estimates of retention rates.  How often do you plan on communicating figures that will allow us to monitor the percentage of revenue attributed to the settlements?  In addition, in the event of a worst case scenario... does management feel it would have any major impact on plans for long term growth?

We plan to communicate information about all of our key products and services, including Morningstar Equity Research, in each year’s annual report. Regarding the second part of your question, we’re assuming that by “worst-case scenario” you’re referring to the possibility that none of our six investment banks who are currently receiving Morningstar’s equity research under the terms of the Global Analyst Research Settlement elect to continue providing this research to their clients following the conclusion of the settlement term in July 2009. In that scenario, operating results for our Individual segment would suffer in the short term, but we don’t anticipate any major impact on our plans for long-term growth. We currently have equity research agreements in place with numerous clients outside of the settlement, and we also view our equity research as a core part of the value proposition for Premium service on Morningstar.com. It’s also worth noting that because the settlement period expires in mid-year, the financial impact would be spread out over two calendar years, giving us more time to develop additional revenue.

6.              I see that Goldman Sachs Group just added a fourth firm as part of the 2003 settlement (Dallas-based Channel Trend).  A recent news story indicates that Morningstar is one of the three other providers of independent research to Goldman’s clients.  The article also notes that Goldman has agreed to spend $50 million under the $1.4 billion five year settlement.  Given the addition of a fourth firm, and a “fixed” $50 million spend, does that mean Morningstar will receive pro-rata less from Goldman under the settlement?

No, we don’t expect this contract to have any effect on the amount of revenue we’re receiving from with Goldman Sachs. Although investment banks involved in the Global Analyst Research Settlement have agreed to spend fixed amounts on equity research over the entire course of the five-year period, they aren’t required to spend it in equal amounts each year. Therefore, some firms involved in the settlement might choose to sign additional contracts if they haven’t already committed to spending for the entire amount.

Accounts Receivable

7.              I am under the impression that Accounts Receivable is generated mainly from the institutional segment. Other than fees generated from AUM [assets under management], what other services and products are sold that allow payment in arrears?

Your question really touches on two separate issues, so we’ll start by taking a step back to draw a distinction between the two. While the Institutional segment generates a good portion of our accounts receivable, our Individual and Advisor segments also have receivable balances associated with their operations. The invoicing cycle for most of our products and services can result in an account receivable. For example, when a customer signs up for Premium Membership on Morningstar.com, he or she typically gives us a credit card number to pay for the subscription. This amount is included as a receivable until we receive settlement from the credit card company. Similarly, we generally bill Licensed Data clients in advance of providing them with data feeds. When we send an invoice, the amount billed becomes a receivable and also becomes part of our deferred revenue balance.

In general, our business model is based on billing and collecting prior to delivering our products and services. We bill clients in advance for the majority of our products and services, with the exception of the areas of our business that are based on assets under management, such as managed retirement accounts, some of our consulting agreements, and Morningstar Managed Portfolios. Most of our larger institutional Equity Research agreements are billed in arrears. For some of our Advisor Workstation Enterprise Edition agreements, we bill a portion of the contract value in arrears based on actual usage or license counts.

Management Team

8.              Is Scott Cooley a CPA, or does he even have financial reporting experience?  I did not see anything in the release that would lead me to believe he does. Any other insight into what was behind his appointment (would you call it a promotion???) to the CFO position.  Any chance that I can talk with him, so I can get a sense of his priorities.

Scott Cooley, who will be taking over as Morningstar’s chief financial officer effective August 10, is not a CPA (Certified Public Accountant). We have numerous CPAs and employees with financial reporting experience working as part of our finance team. Because we already have these technical skill sets in place, we didn’t limit our CFO search to candidates holding the CPA designation.

Scott has developed a broad range of financial skills and experience during his 11-year tenure at Morningstar. Most recently, Scott was CEO of Morningstar Australia and Morningstar New Zealand. In this role, he was responsible for the financial results of these operations and worked closely with our financial reporting and analysis team. He was also heavily involved in our acquisition of Aspect Huntley, which we completed in July 2006. Before joining Morningstar in 1996, Scott was a bank examiner for the Federal Deposit Insurance Corporation.

We considered numerous candidates—both internal and external—for the CFO position and decided to promote Scott because he has continuously demonstrated his strong leadership ability in each of the roles he has undertaken. Scott was originally hired at Morningstar in 1996 as a stock analyst. He also worked as a fund analyst; editor of Morningstar Mutual Funds, our flagship print publication; and a senior manager for Morningstar.com before becoming head of our Australia and New Zealand operations. He excelled in all of those roles.

Scott brings a thorough knowledge of our operations, people, and culture to the CFO position. Scott also thinks like an investor—a quality that will help guide us in making good capital allocation decisions. He has a strong passion for our company. As Scott says, he “bleeds Morningstar red,” referring to the specific shade of red used in our corporate logo. And, most important, Scott is a person of high integrity who unerringly puts investor interests first. Joe and all of the other people involved in the hiring process (including our board of directors) are confident in Scott’s appointment and believe he’s a great choice to fill Martha Dustin Boudos’ shoes. Also, promoting employees from within has worked well for us in the past. The majority of our management team members are longtime Morningstar employees who came up through the ranks.

Regarding the last part of your question, we don’t have any plans to change our investor information and disclosure policies. We don’t hold one-on-one meetings and conference calls with research analysts or institutional investors. Instead, we encourage research analysts and other interested parties to send questions to investors@morningstar.com so that we can address them through our monthly 8-K forum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 6, 2007	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary